UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-09439	74-2157138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2014, International Bancshares Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company submitted the following proposals to its shareholders for a vote:

(1)         To elect nine (9) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(2)         To ratify the appointment of McGladrey LLP as independent auditors for the fiscal year ending December 31, 2014;

(3)         To consider and approve a non-binding advisory resolution to approve the compensation of the Company’s named executives as described in the Compensation, Discussion and Analysis and the tabular disclosure regarding named executive officer compensation in the Proxy Statement;

The following table lists the final voting results for Proposals 1, 2 and 3 at the Annual Meeting:

					Broker
	For	Against	Withheld	Abstentions	Non-Votes
Election of Directors

Irving Greenblum	49,005,893		3,727,998		10,447,651
R. David Guerra	41,671,963		11,061,928		10,447,651
Douglas B. Howland	51,952,970		780,921		10,447,651
Imelda Navarro	39,265,293		13,468,598		10,447,651
Peggy J. Newman	49,023,241		3,710,650		10,447,651
Dennis E. Nixon	43,957,319		8,776,572		10,447,651
Larry A. Norton	51,951,953		781,938		10,447,651
Leonardo Salinas	46,025,663		6,708,228		10,447,651
Antonio R. Sanchez, Jr.	41,420,425		11,313,466		10,447,651

Ratification of McGladrey LLP	60,018,895	36,982		6,749	3,118,916

Non-binding Advisory Resolution on Compensation	52,386,266	162,271		185,352	10,447,651

Based on the foregoing results, each director nominee was elected by a majority vote standard, which is the voting standard required by the Company’s Articles of Incorporation for uncontested director elections.  Proposal 2 and 3 were approved by majority vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and
Chairman of the Board

Date:  May 21, 2014